UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee of our Board of Directors previously approved the amendment and restatement of our 2014 Equity Incentive Plan, as amended (the “2014 Plan”), subject to shareholder approval, to, among other things, increase the aggregate number of our ordinary shares authorized for issuance under the 2014 Plan by 10,800,000 shares (the “Amended 2014 Plan”). On May 3, 2018, our shareholders approved the Amended 2014 Plan.

A complete copy of the Amended 2014 Plan is filed herewith as Exhibit 99.1. The above summary of the Amended 2014 Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of shareholders at our 2018 Annual General Meeting of Shareholders held on May 3, 2018.

Proposal 1 — Election of directors.

The following directors were elected to serve for three-year terms until the 2021 Annual General Meeting of Shareholders and until their respective successors are duly elected and qualified.

Director Elected	For	Against	Abstain	Broker Non-Votes
William F. Daniel	121,359,692	1,305,558	55,289	23,714,647
H. Thomas Watkins	118,678,845	3,987,052	54,642	23,714,647
Pascale Witz	106,999,546	15,940,921	54,543	23,440,176

Proposal 2 — Approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and the authorization of the Audit Committee of our Board of Directors to determine the auditors’ remuneration.

For	Against	Abstain	Broker Non-Votes
145,279,754	1,094,946	60,486	0

Proposal 3 — Approval, on an advisory basis, of the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
116,698,140	5,654,302	368,097	23,714,647

Proposal 4 — Indication, on an advisory basis, of the preferred frequency of shareholder advisory votes on the compensation of our named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
116,543,469	431,665	5,663,190	82,215	23,714,647

Consistent with the preference of our shareholders indicated by the voting results for Proposal 4, we have decided to include a shareholder advisory vote on the compensation of our named executive officers every year until the next required vote on the frequency of such advisory votes.

Proposal 5 — Authorization for us and/or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares.

For	Against	Abstain	Broker Non-Votes
145,450,246	679,653	305,287	0

Proposal 6 — Approval of our Amended 2014 Plan.

For	Against	Abstain	Broker Non-Votes
114,247,739	8,351,714	121,145	23,714,588

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Horizon Pharma Public Limited Company 2014 Equity Incentive Plan, as amended, and Form of Option Agreement, Form of Stock Option Grant Notice, Forms of Restricted Stock Unit Agreement and Forms of Restricted Stock Unit Grant Notice thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2018	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer